SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549



                               FORM 8-K



                        Current Report Pursuant
                     to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934



     Date of Report (Date of Earliest Event Reported):  August 14, 2003



                   AMLI RESIDENTIAL PROPERTIES TRUST
        ------------------------------------------------------
        (Exact Name of Registrant as Specified in its Charter)



                               Maryland
            ----------------------------------------------
            (State or Other Jurisdiction of Incorporation)



             1-12784                          36-3925916
     ------------------------    ------------------------------------
     (Commission File Number)    (I.R.S. Employer Identification No.)



125 South Wacker Drive, Suite 3100,
         Chicago, Illinois                       60606
----------------------------------------      ----------
(Address of Principal Executive Offices)      (Zip Code)



                            (312) 443-1477
         ----------------------------------------------------
         (Registrant's Telephone Number, Including Area Code)



                            Not Applicable
     -------------------------------------------------------------
     (Former Name or Former Address, if Changed Since Last Report)

ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS.

     On August 14, 2003, AMLI Residential Properties Trust acquired the partnership interests it did not already own in three apartment communities from Endowment Realty Investors II ("ERI"), a private REIT managed by Commonfund Realty. AMLI paid $57,172,500 for ERI interests in AMLI at Regents Crest, AMLI Creekside and AMLI at Castle Creek. AMLI funded the acquisition by assuming ERI's interest in a mortgage note of $10,974,206 and from proceeds of sale of its common stock issued to the public in August 2003.

     AMLI at Regents Crest contains 476 apartment homes and was built in two phases in 1997 and 2000. The community is set on 13-acre site located just west of the southwest corner of 119th Street and Quivira Road in Overland Park, Kansas. It contains 451,238 rentable square feet in 29 buildings, with 156 (33%) one-bedroom, 10 (2%) one-bedroom with den, 254 (53%) two-bedroom and 56 (12%) three-bedroom apartment homes. The apartment homes average 948 square feet in size.

     AMLI Creekside contains 224 apartment homes and was constructed in 2000. The community, set on a 24-acre site located just west of the southwest corner of 119th Street and Quivira Road and adjacent to AMLI at Regents Crest, contains 182,192 rentable square feet in 16 buildings, with 104 (46%) one-bedroom, 96 (43%) two-bedroom and 24 (11%) three-bedroom apartment homes. The apartment homes average 813 square feet in size.

     AMLI at Castle Creek is set on a 16-acre site located on the southeast corner of 91st Street and Allisonville Road in Indianapolis, Indiana. The community contains 276 apartment homes with 269,904 rentable square feet in 14 buildings, with 96 (35%) one-bedroom, 36 (13%) one-bedroom with den, 120 (44%) two-bedroom and 24 (8%) three-bedroom apartment homes. The apartment homes average 978 square feet in size.

     On August 25, 2003 AMLI acquired the partnership interests it did not already own in two apartment communities from Prudential Real Estate Investors ("Prudential"). AMLI paid $67,500,000 for Prudential's interest in AMLI at Oakhurst North and AMLI on Spring Mill.

     AMLI at Oakhurst North, which is located in Aurora, Illinois, a western suburb of Chicago, contains 464 apartment homes and is set on a 29-acre site located at the northwest quadrant of the intersection of Eola Road and Liberty Street within the prestigious Oakhurst North master planned residential community. The community contains 470,003 rentable square feet in 29 buildings, with 174 (38%) one-bedroom and 290 (62%) two-bedroom apartment homes, of which 203 are two stories. The apartment homes average 1,013 square feet in size.

     AMLI on Spring Mill, which is located in a northern suburb of Indianapolis, contains 400 apartment homes and is set on a 40-acre site located at Spring Mill Road and 146th Street. The community contains 406,640 rentable square feet in 25 buildings, with 190 (47%) one-bedroom, 168 (42%) two-bedroom and 42 (11%) three-bedroom apartment homes. The apartment homes average 1,017 square feet in size.

     On October 31, 2003 AMLI acquired the partnership interest it did not already own in AMLI at Danada Farms from Ohio State Teacher's Retirement System ("OSTRS") for $63,900,000. AMLI financed the acquisition by assuming OSTRS's interest in a mortgage note of $20,947,342 and from borrowing on its primary line of credit.

     AMLI at Danada Farms is a 600-unit luxury apartment community set on over 34 acres located in Wheaton, Illinois, a western suburb of Chicago. The community was constructed in two phases in 1990 and 1991. AMLI at Danada Farms contains 521,500 square feet in 27 two and three-story buildings, with 340 (57%) one-bedroom and 260 (43%) two-bedroom apartment homes. The apartment homes average 869 square feet in size. The community offers many amenities such as a resident activity clubhouse, two state-of-the-art fitness centers, two swimming pools, a sauna, a tennis court and two sand volleyball courts.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
           EXHIBITS.

     (a)   Financial Statements.

     (b)   Pro Forma Financial Information.

     (c)   Risk Factors.

     (d)   Exhibits.

           10.1 Assignment and Assumption of Membership Interests between ERI Regents Crest, Inc., a Delaware corporation ("Assignor") and AMLI Residential Properties, LLC, a Delaware limited liability company ("Assignee") to assign the Assignor's 75% of the membership interests in AMLI Regents Crest to the Assignee.

           10.2 Assignment and Assumption of Membership Interests between ERI Creekside, Inc., a Delaware corporation ("Assignor") and AMLI Residential Properties, LLC, a Delaware limited liability company ("Assignee") to assign the Assignor's 75% of the membership interests in AMLI Creekside to the Assignee.

           10.3 Assignment and Assumption of Membership Interests between ERI Castle Creek, Inc., a Delaware corporation ("Assignor") and AMLI Residential Properties, LLC, a Delaware limited liability company ("Assignee") to assign the Assignor's 60% of the membership interests in AMLI Castle Creek to the Assignee.

           10.4 Assignment and Assumption of Membership Interests between The Prudential Insurance Company of America, a New Jersey corporation ("Assignor") and AMLI Residential Properties, L.P., a Delaware limited partnership ("Assignee") to assign the Assignor's 75% of the membership interests in AMLI at Oakhursts, LLC to the Assignee.

           10.5 Assignment and Assumption of Membership Interests between The Prudential Insurance Company of America, a New Jersey corporation ("Assignor") and AMLI Residential Properties, L.P., a Delaware limited partnership ("Assignee") to assign the Assignor's 80% of the membership interests in AMLI on Spring Mill LLC to the Assignee.

           10.6 Assignment and Assumption of Membership Interests between OTR, an Ohio general partnership acting as duly authorized nominee on behalf of the State Teachers Retirement Board of Ohio ("Assignor") and AMLI
                 Residential Properties, L.P., a Delaware limited partnership ("Assignee") to assign the Assignor's 90% of the membership interests in AMLI at Danada L.L.C. to the Assignee.

           23.1  Independent Auditors' Consent

                               SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            AMLI RESIDENTIAL PROPERTIES TRUST




Dated:  November 21, 2003   By:   /s/ ROBERT J. CHAPMAN
                                  -----------------------------
                                  Robert J. Chapman
                                  Chief Financial Officer

     COMMUNITIES ACQUIRED FROM ENDOWMENT REALTY INVESTORS IN 2003

Combined Historical Statements of Revenue in Excess of Certain Expenses

    Period from January 1, 2003 through August 14, 2003 (unaudited)
                   and year ended December 31, 2002


                (With Independent Auditors' Report Thereon)

                     INDEPENDENT AUDITORS' REPORT
                     ----------------------------



The Board of Trustees
AMLI Residential Properties Trust:

We have audited the accompanying Combined Historical Statement of Revenue in Excess of Certain Expenses ("Historical Statement") of the Communities Acquired from Endowment Realty Investors in 2003 ("Communities") for the year ended December 31, 2002. This Historical Statement is the responsibility of the management of AMLI Residential Properties Trust. Our responsibility is to express an opinion on the Historical Statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Statement.
We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in Form 8-K for AMLI Residential Properties Trust) as described in note 2. This presentation is not intended to be a complete presentation of the Communities' revenue and expenses.

In our opinion, the Historical Statement referred to above presents fairly, in all material respects, the revenue and certain expenses described in note 2 of the Communities Acquired from Endowment Realty Investors in 2003 for the year ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.








Chicago, Illinois
November 19, 2003

     COMMUNITIES ACQUIRED FROM ENDOWMENT REALTY INVESTORS IN 2003

Combined Historical Statements of Revenue in Excess of Certain Expenses

    Period from January 1, 2003 through August 14, 2003 (unaudited)
                   and year ended December 31, 2002

                        (Dollars in thousands)



                                           Period from
                                            January 1
                                            through
                                           August 14,   Year ended
                                              2003     December 31,
                                           (unaudited)    2002
                                           -----------  -----------

Revenue:
  Rent. . . . . . . . . . . . . . . . . .   $    5,083        8,369
  Other . . . . . . . . . . . . . . . . .          408          650
                                            ----------   ----------
                                                 5,491        9,019
                                            ----------   ----------
Certain expenses:
  Personnel . . . . . . . . . . . . . . .          551          807
  Building repairs and maintenance. . . .          295          281
  Landscaping and grounds maintenance . .          156          222
  Advertising and promotion . . . . . . .          154          183
  Utilities . . . . . . . . . . . . . . .          157          197
  Property management fees. . . . . . . .          225          361
  Real estate taxes . . . . . . . . . . .          536          904
  Insurance . . . . . . . . . . . . . . .          102          148
  Other operating expenses. . . . . . . .           84           74
                                            ----------   ----------
                                                 2,260        3,177
                                            ----------   ----------
    Revenue in excess of certain expenses   $    3,231        5,842
                                            ==========   ==========



























       See accompanying notes to Combined Historical Statements of Revenue in Excess of Certain Expenses

     COMMUNITIES ACQUIRED FROM ENDOWMENT REALTY INVESTORS IN 2003

                Notes to Combined Historical Statements
               of Revenue in Excess of Certain Expenses

    Period from January 1, 2003 through August 14, 2003 (unaudited)
                   and year ended December 31, 2002

                        (Dollars in thousands)


(1)  COMMUNITIES ACQUIRED

     The communities acquired from Endowment Realty Investors in 2003 ("Communities") consist of the following apartment communities:

                              NO. OF
     COMMUNITY                 UNITS                LOCATION
     ---------                ------                --------

     AMLI at Regents Crest      476             Overland Park, KS
     AMLI Creekside             224             Overland Park, KS
     AMLI at Castle Creek       276             Indianapolis, IN

     The Communities listed above were formerly acquired or developed by AMLI Residential Properties Trust (the "Company" or "AMLI") in partnership with Endowment Realty Investors ("ERI") in three separate partnerships. AMLI owned a 25% general partner interest in AMLI at Regents Crest ("Regents Crest") and ERI owned a 75% limited partner interest. The partnership that acquired Regents Crest, a 368 apartment home community, developed a 108 apartment home additional phase immediately after its acquisition. AMLI Creekside ("Creekside") was developed by another partnership in which AMLI owned a 25% general partner interest and ERI owned a 75% limited partner interest. The Company acquired ERI's respective 75% limited partnership interests in Regents Crest and Creekside in August 2003 for a total price of $42,862 and assumed the balance of the first mortgage on Regents Crest, of which ERI's share was $10,974. The balance of the acquisition price was paid in cash, which was provided from proceeds of sale of the Company's common stock issued to the public in August 2003.

     AMLI at Castle Creek ("Castle Creek") was developed by the Company in partnership with ERI. AMLI owned a 40% general partner interest in the partnership and acquired ERI's 60% limited partner interest in August 2003 for $14,310. AMLI paid cash for this acquisition, which was funded from the proceeds of sale of the Company's common stock issued to the public in August 2003.

(2)  BASIS OF PRESENTATION

     The Combined Historical Statements of Revenue in Excess of Certain Expenses have been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Form 8-K for the Company and are not intended to be a complete presentation of the Communities' revenue and expenses.

     The Combined Historical Statements of Revenue in Excess of Certain Expenses are presented at 100% on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America. The Combined Historical Statements of Revenue in Excess of Certain Expenses are not representative of the actual operations for the periods presented as certain expenses, which may not be comparable to the expenses expected to be incurred in the proposed future operations of the Communities, have been excluded. Expenses excluded consist of interest, depreciation and amortization and other expenses not directly related to the future operations of the Communities.

     COMMUNITIES ACQUIRED FROM ENDOWMENT REALTY INVESTORS IN 2003

                Notes to Combined Historical Statements
               of Revenue in Excess of Certain Expenses

    Period from January 1, 2003 through August 14, 2003 (unaudited)
                   and year ended December 31, 2002

                        (Dollars in thousands)


(3)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     REVENUE RECOGNITION

     Apartment homes are rented under lease agreements with terms of one year or less. Rental income is recognized when earned. This policy effectively results in income recognition on the straight-line method over the related terms of the leases.

     PROPERTY MANAGEMENT FEES

     The Communities were managed by AMLI Management Company ("AMC"), an affiliate of the Company, pursuant to the terms of a management agreement for a property management fee of 4.0% of total revenue. Subsequent to the Company's acquisition of its partner's interest in the Communities, this management agreement ceased and the Communities will be subject to the Master Property Management Agreement between the Company and AMC, under which the Communities will be managed by AMC for a property management fee of 3.0% of total revenue.

     USE OF ESTIMATES

     Management has made a number of estimates and assumptions relating to the reporting of revenue and certain expenses for the periods presented to prepare these Combined Historical Statements of Revenue in Excess of Certain Expenses in conformity with accounting principles generally accepted in the United States of America.
     Actual results could differ from these estimates.

     UNAUDITED INTERIM COMBINED HISTORICAL STATEMENT

     The Combined Historical Statement of Revenue in Excess of Certain Expenses for the period from January 1, 2003 through August 25, 2003 is unaudited. In the opinion of management, all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the Combined Historical Statements of Revenue in Excess of Certain Expenses for the interim period have been included. The results of operations for the interim period are not necessarily indicative of the results to be expected for the full year for the Communities.

     COMMUNITIES ACQUIRED FROM ENDOWMENT REALTY INVESTORS IN 2003

                Notes to Combined Historical Statements
               of Revenue in Excess of Certain Expenses

    Period from January 1, 2003 through August 14, 2003 (unaudited)
                   and year ended December 31, 2002

                        (Dollars in thousands)


     COMBINING INFORMATION

     Following is a summary of each Community acquired for the period from January 1, 2003 through August 14, 2003 (unaudited) and for the year ended December 31, 2002:

                                      Period from January 1, 2003
                                        through August 14, 2003
                                             (unaudited)
                                  ----------------------------------
                                    Regents Creek-   Castle
                                     Crest  side     Creek    Total
                                    ------- -------  ------- -------

     Revenue:
       Rent . . . . . . . . . . . .  $2,374   1,111    1,598   5,083
       Other. . . . . . . . . . . .     185     109      114     408
                                     ------  ------   ------  ------
                                      2,559   1,220    1,712   5,491
                                     ------  ------   ------  ------

     Certain expenses:
       Personnel. . . . . . . . . .     249     138      164     551
       Building repairs and
         maintenance. . . . . . . .     116      59      120     295
       Landscaping and grounds
         maintenance. . . . . . . .      76      46       34     156
       Advertising and promotion. .      65      38       51     154
       Utilities. . . . . . . . . .      61      49       47     157
       Property management fees . .     105      50       70     225
       Real estate taxes. . . . . .     251     116      169     536
       Insurance. . . . . . . . . .      46      24       32     102
       Other operating expenses . .      34      28       22      84
                                     ------  ------   ------  ------
                                      1,003     548      709   2,260
                                     ------  ------   ------  ------

           Revenue in excess of
             certain expenses . . .  $1,556     672    1,003   3,231
                                     ======  ======   ======  ======

     COMMUNITIES ACQUIRED FROM ENDOWMENT REALTY INVESTORS IN 2003

                Notes to Combined Historical Statements
               of Revenue in Excess of Certain Expenses

    Period from January 1, 2003 through August 14, 2003 (unaudited)
                   and year ended December 31, 2002

                        (Dollars in thousands)



                                             Year ended
                                          December 31, 2002
                                  ----------------------------------
                                    Regents Creek-   Castle
                                     Crest  side     Creek    Total
                                    ------- -------  ------- -------

     Revenue:
       Rent . . . . . . . . . . . .  $3,844   1,905    2,620   8,369
       Other. . . . . . . . . . . .     282     181      187     650
                                     ------  ------   ------  ------
                                      4,126   2,086    2,807   9,019
                                     ------  ------   ------  ------

     Certain expenses:
       Personnel. . . . . . . . . .     355     211      241     807
       Building repairs and
         maintenance. . . . . . . .     119      46      116     281
       Landscaping and grounds
         maintenance. . . . . . . .     108      72       42     222
       Advertising and promotion. .      77      50       56     183
       Utilities. . . . . . . . . .      76      61       60     197
       Property management fees . .     165      84      112     361
       Real estate taxes. . . . . .     352     179      373     904
       Insurance. . . . . . . . . .      67      35       46     148
       Other operating expenses . .      33      21       20      74
                                     ------  ------   ------  ------
                                      1,352     759    1,066   3,177
                                     ------  ------   ------  ------

           Revenue in excess of
             certain expenses . . .  $2,774   1,327    1,741   5,842
                                     ======  ======   ======  ======

                       COMMUNITIES ACQUIRED FROM
            PRUDENTIAL INSURANCE COMPANY OF AMERICA IN 2003

Combined Historical Statements of Revenue in Excess of Certain Expenses

    Period from January 1, 2003 through August 25, 2003 (unaudited)
                   and year ended December 31, 2002

              (With Independent Auditors' Report Thereon)

                     INDEPENDENT AUDITORS' REPORT
                     ----------------------------



The Board of Trustees
AMLI Residential Properties Trust:

We have audited the accompanying Combined Historical Statement of Revenue in Excess of Certain Expenses ("Historical Statement") of the Communities Acquired from Prudential Insurance Company of America in 2003 ("Communities") for the year ended December 31, 2002. This Historical Statement is the responsibility of the management of AMLI Residential Properties Trust. Our responsibility is to express an opinion on the Historical Statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Statement.
We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in Form 8-K for AMLI Residential Properties Trust) as described in note 2. This presentation is not intended to be a complete presentation of the Communities' revenue and expenses.

In our opinion, the Historical Statement referred to above presents fairly, in all material respects, the revenue and certain expenses described in note 2, of the Communities Acquired from Prudential Insurance Company of America in 2003 for the year ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.





Chicago, Illinois
November 19, 2003

COMMUNITIES ACQUIRED FROM PRUDENTIAL INSURANCE COMPANY OF AMERICA IN 2003

Combined Historical Statements of Revenue in Excess of Certain Expenses

    Period from January 1, 2003 through August 25, 2003 (unaudited)
                   and year ended December 31, 2002

                        (Dollars in thousands)



                                           Period from
                                            January 1
                                             through
                                            August 25, Year ended
                                              2003     December 31,
                                           (unaudited)    2002
                                           ----------- ------------

Revenue:
  Rent. . . . . . . . . . . . . . . . . .   $    5,469        8,204
  Other . . . . . . . . . . . . . . . . .          466          653
                                            ----------   ----------
                                                 5,935        8,857
                                            ----------   ----------

Certain expenses:
  Personnel . . . . . . . . . . . . . . .          507          749
  Building repairs and maintenance. . . .          462          630
  Landscaping and grounds maintenance . .           99           98
  Advertising and promotion . . . . . . .          119          157
  Utilities . . . . . . . . . . . . . . .          187          242
  Property management fees. . . . . . . .          232          336
  Real estate taxes . . . . . . . . . . .          943        1,407
  Insurance . . . . . . . . . . . . . . .          114          156
  Other operating expenses. . . . . . . .           71           96
                                            ----------   ----------
                                                 2,734        3,871
                                            ----------   ----------

    Revenue in excess of certain expenses   $    3,201        4,986
                                            ==========   ==========

























             See accompanying notes to Combined Historical
          Statements of Revenue in Excess of Certain Expenses

COMMUNITIES ACQUIRED FROM PRUDENTIAL INSURANCE COMPANY OF AMERICA IN 2003

                Notes to Combined Historical Statements
               of Revenue in Excess of Certain Expenses

    Period from January 1, 2003 through August 25, 2003 (unaudited)
                   and year ended December 31, 2002

                        (Dollars in thousands)

(1)  COMMUNITIES ACQUIRED

     The communities acquired from Prudential Insurance Company of America in 2003 ("Communities") consist of AMLI at Oakhurst North ("Oakhurst"), a 464 apartment home community located in Aurora, Illinois and AMLI at Spring Mill ("Spring Mill"), a 400 apartment home community located in Carmel, Indiana. Oakhurst was developed by AMLI Residential Properties Trust (the "Company" or "AMLI") in partnership with Prudential Insurance Company of America ("Prudential"). AMLI owned a 25% interest in the partnership and acquired Prudential's 75% partnership interest in August 2003 for $37,500. AMLI had a general partner residual interest in Spring Mill and Prudential's limited partner's interest entitled it to 100% distribution of cash flow until it has received a certain return amount and all of its contributions. Prudential's partnership interest in Spring Mill was also acquired by AMLI in August 2003 for $30,000. AMLI paid cash for these acquisitions, which was funded from borrowings under its primary line of credit.

(2)  BASIS OF PRESENTATION

     The Combined Historical Statements of Revenue in Excess of Certain Expenses have been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Form 8-K for the Company and are not intended to be a complete presentation of the Communities' revenue and expenses.

     The Combined Historical Statements of Revenue in Excess of Certain Expenses are presented at 100% on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America. The Combined Historical Statements of Revenue in Excess of Certain Expenses are not representative of the actual operations for the periods presented as certain expenses, which may not be comparable to the expenses expected to be incurred in the proposed future operations of the Communities, have been excluded. Expenses excluded consist of interest, depreciation and amortization and other expenses not directly related to the future operations of the Communities.

(3)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     REVENUE RECOGNITION

     Apartment homes are rented under lease agreements with terms of one year or less. Rental income is recognized when earned. This policy effectively results in income recognition on the straight-line method over the related terms of the leases.

     PROPERTY MANAGEMENT FEES

     The Communities were managed by AMLI Management Company ("AMC"), an affiliate of the Company, pursuant to the terms of a management agreement for a property management fee. Property management fee rates for Oakhurst and Spring Mill were 4.0% and 3.5%, respectively. Subsequent to the Company's acquisition of its partner's interest in the Communities, this management agreement ceased and the Communities will be subject to the Master Property Management Agreement between the Company and AMC, under which the Communities will be managed by AMC for a property management fee of 3.0% of total revenue.

COMMUNITIES ACQUIRED FROM PRUDENTIAL INSURANCE COMPANY OF AMERICA IN 2003

                Notes to Combined Historical Statements
               of Revenue in Excess of Certain Expenses

    Period from January 1, 2003 through August 25, 2003 (unaudited)
                   and year ended December 31, 2002

                        (Dollars in thousands)


     USE OF ESTIMATES

     Management has made a number of estimates and assumptions relating to the reporting of revenue and certain expenses for the periods presented to prepare these Combined Historical Statements of Revenue in Excess of Certain Expenses in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from these estimates.

     UNAUDITED INTERIM COMBINED HISTORICAL STATEMENT

     The Combined Historical Statement of Revenue in Excess of Certain Expenses for the period from January 1, 2003 through August 25, 2003 is unaudited. In the opinion of management, all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the Combined Historical Statement of Revenue in Excess of Certain Expenses for the interim period have been included. The results of operations for the interim period are not necessarily indicative of the results to be expected for the full year for the Communities.

     COMBINING INFORMATION

     Following is a summary of each Community acquired for the period from January 1, 2003 through August 25, 2003 (unaudited) and for the year ended December 31, 2002:
                                         Period from January 1, 2003
                                           through August 25, 2003
                                                (unaudited)
                                         ---------------------------
                                           Oakhurst Spring
                                            North    Mill     Total
                                           -------  -------  -------
     Revenue:
       Rent . . . . . . . . . . . . . . .   $3,233    2,236    5,469
       Other. . . . . . . . . . . . . . .      262      204      466
                                            ------   ------   ------
                                             3,495    2,440    5,935
                                            ------   ------   ------
     Certain expenses:
       Personnel. . . . . . . . . . . . .      289      218      507
       Building repairs and maintenance .      221      241      462
       Landscaping and grounds
         maintenance. . . . . . . . . . .       43       56       99
       Advertising and promotion. . . . .       57       62      119
       Utilities. . . . . . . . . . . . .      103       84      187
       Property management fees . . . . .      145       87      232
       Real estate taxes. . . . . . . . .      552      391      943
       Insurance. . . . . . . . . . . . .       67       47      114
       Other operating expenses . . . . .       45       26       71
                                            ------   ------   ------
                                             1,522    1,212    2,734
                                            ------   ------   ------
           Revenue in excess of
             certain expenses . . . . . .   $1,973    1,228    3,201
                                            ======   ======   ======

COMMUNITIES ACQUIRED FROM PRUDENTIAL INSURANCE COMPANY OF AMERICA IN 2003

                Notes to Combined Historical Statements
               of Revenue in Excess of Certain Expenses

    Period from January 1, 2003 through August 25, 2003 (unaudited)
                   and year ended December 31, 2002

                        (Dollars in thousands)


                                                 Year ended
                                              December 31, 2002
                                         ---------------------------
                                           Oakhurst Spring
                                            North    Mill     Total
                                           -------  -------  -------
     Revenue:
       Rent . . . . . . . . . . . . . . .   $4,891    3,313    8,204
       Other. . . . . . . . . . . . . . .      357      296      653
                                            ------   ------   ------
                                             5,248    3,609    8,857
                                            ------   ------   ------
     Certain expenses:
       Personnel. . . . . . . . . . . . .      428      321      749
       Building repairs and maintenance .      349      281      630
       Landscaping and grounds
         maintenance. . . . . . . . . . .       48       50       98
       Advertising and promotion. . . . .       74       83      157
       Utilities. . . . . . . . . . . . .      144       98      242
       Property management fees . . . . .      210      126      336
       Real estate taxes. . . . . . . . .      782      625    1,407
       Insurance. . . . . . . . . . . . .       91       65      156
       Other operating expenses . . . . .       70       26       96
                                            ------   ------   ------
                                             2,196    1,675    3,871
                                            ------   ------   ------
           Revenue in excess of
             certain expenses . . . . . .   $3,052    1,934    4,986
                                            ======   ======   ======

                         AMLI AT DANADA FARMS

    Historical Statements of Revenue in Excess of Certain Expenses

            Nine months ended September 30,2003 (unaudited)
                   and year ended December 31, 2002

              (With Independent Auditors' Report Thereon)

                     INDEPENDENT AUDITORS' REPORT
                     ----------------------------



The Board of Trustees
AMLI Residential Properties Trust:

We have audited the accompanying Historical Statement of Revenue in Excess of Certain Expenses ("Historical Statement") of AMLI at Danada Farms ("Community") for the year ended December 31, 2002. This Historical Statement is the responsibility of the management of AMLI Residential Properties Trust. Our responsibility is to express an opinion on the Historical Statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in Form 8-K for AMLI Residential Properties Trust) as described in note 2. This presentation is not intended to be a complete presentation of the Community's revenue and expenses.

In our opinion, the Historical Statement referred to above presents fairly, in all material respects, the revenue and certain expenses described in note 2 of the Community for the year ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America






Chicago, Illinois
November 19, 2003

                         AMLI AT DANADA FARMS

    Historical Statements of Revenue in Excess of Certain Expenses

           Nine months ended September 30, 2003 (unaudited) and year ended December 31, 2002

                        (Dollars in thousands)


                                          Nine months
                                             ended
                                         September 30,  Year ended
                                             2003      December 31,
                                          (unaudited)      2002
                                        -------------- ------------

Revenue:
  Rent. . . . . . . . . . . . . . . . . .   $    4,913        6,801
  Other . . . . . . . . . . . . . . . . .          467          528
                                            ----------   ----------
                                                 5,380        7,329
                                            ----------   ----------
Certain expenses:
  Personnel . . . . . . . . . . . . . . .          430          517
  Building repairs and maintenance. . . .          293          350
  Landscaping and grounds maintenance . .           31           52
  Advertising and promotion . . . . . . .           50           64
  Utilities . . . . . . . . . . . . . . .          206          217
  Property management fees. . . . . . . .          192          256
  Real estate taxes . . . . . . . . . . .          767        1,053
  Insurance . . . . . . . . . . . . . . .           58           30
  Other operating expenses. . . . . . . .           33           38
                                            ----------   ----------
                                                 2,060        2,577
                                            ----------   ----------
    Revenue in excess of certain expenses   $    3,320        4,752
                                            ==========   ==========





























            See accompanying notes to Historical Statements
               of Revenue in Excess of Certain Expenses

                         AMLI AT DANADA FARMS

Notes to Historical Statements of Revenue in Excess of Certain Expenses

           Nine months ended September 30, 2003 (unaudited) and year ended December 31, 2002

                        (Dollars in thousands)



(1)  ACQUISITION COMMUNITY

     AMLI Residential Properties Trust (the "Company" or "AMLI") in partnership with Ohio State Teachers' Retirement System ("OSTRS") acquired AMLI at Danada Farms ("Danada" or "Acquisition Community"), a 600 apartment home community located in Wheaton, Illinois in February 1997. AMLI owned a 10% general partner interest and OSTRS owned a 90% limited partner interest in the partnership. In October 2003, OSTRS assigned all of its interest in the partnership to AMLI for $63,900 less $20,947 and $1,107, representing its 90% share of the first mortgage debt and net other liabilities, respectively, assumed by the Company. AMLI paid cash for the balance of the acquisition price, which was funded from borrowings under its primary line of credit.

(2)  BASIS OF PRESENTATION

     The Historical Statements of Revenue in Excess of Certain Expenses have been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Form 8-K for the Company and are not intended to be a complete presentation of the Acquisition Community's revenue and expenses.

     The Historical Statements of Revenue in Excess of Certain Expenses are presented at 100% on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America. The Historical Statements of Revenue in Excess of Certain Expenses are not representative of the actual operations for the periods presented as certain expenses, which may not be comparable to the expenses expected to be incurred in the proposed future operations of the Community, have been excluded. Expenses excluded consist of interest, depreciation and amortization and other expenses not directly related to the future operations of the Acquisition Community.

(3)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     REVENUE RECOGNITION

     Apartment homes are rented under lease agreements with terms of one year or less. Rental income is recognized when earned. This policy effectively results in income recognition on the straight-line method over the related terms of the leases.

     PROPERTY MANAGEMENT FEES

     The Acquisition Community was managed by AMLI Management Company ("AMC"), an affiliate of the Company, pursuant to the terms of a management agreement for a property management fee of 3.5% of total revenue. Subsequent to the Company's purchase of its partner's interest in the Acquisition Community, this management agreement ceased and the Acquisition Community will be subject to the Master Property Management Agreement between the Company and AMC, under which the Acquisition Community will be managed by AMC for a property management fee of 3.0% of total revenue.

                         AMLI AT DANADA FARMS

Notes to Historical Statements of Revenue in Excess of Certain Expenses

           Nine months ended September 30, 2003 (unaudited) and year ended December 31, 2002

                        (Dollars in thousands)


     USE OF ESTIMATES

     Management has made a number of estimates and assumptions relating to the reporting of revenue and certain expenses for the periods presented to prepare these Historical Statements of Revenue in Excess of Certain Expenses in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from these estimates.

     UNAUDITED INTERIM HISTORICAL STATEMENT

     The Historical Statement of Revenue in Excess of Certain Expenses for the nine months ended September 30, 2003 is unaudited. In the opinion of management, all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the Historical Statement of Revenue in Excess of Certain Expenses for the interim period have been included. The results of operations for the interim period are not necessarily indicative of the results to be expected for the fall year for the Acquisition Community.

                   AMLI RESIDENTIAL PROPERTIES TRUST

            PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                          September 30, 2003

                              (Unaudited)



This unaudited Pro Forma Condensed Consolidated Balance Sheet is presented as if the acquisition of AMLI at Danada Farms occurred as of September 30, 2003.

This unaudited Pro Forma Condensed Consolidated Balance Sheet is not necessarily indicative of what the actual financial position would have been at September 30, 2003, nor does it purport to represent the future financial position of the Company.

                   AMLI RESIDENTIAL PROPERTIES TRUST

            PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                          September 30, 2003

                              (Unaudited)
                        (Dollars in thousands)



                                        September 30, 2003
                             --------------------------------------
                                            Acquisition
                               Historical   Community (A) Pro Forma
                               ----------   ----------    ---------
ASSETS
Rental apartments
  Land. . . . . . . . . . . .  $  125,222     11,984        137,206
  Depreciable property. . . .     810,666     57,930        868,596
                               ----------   --------     ----------
                                  935,888     69,914      1,005,802
  Less: Accumulated
    depreciation. . . . . . .    (138,343)     --          (138,343)
                               ----------   --------     ----------
                                  797,545     69,914        867,459

Land held for development
  or sale . . . . . . . . . .      12,644      --            12,644

Investments in partnerships .     169,363     (1,729) (B)   167,634

Cash and cash equivalents . .       6,090      --             6,090
Service Companies' assets . .      66,930      --            66,930
Other assets and deferred
  costs, net. . . . . . . . .      16,615        311  (C)    16,926
                               ----------   --------     ----------
    Total Assets. . . . . . .  $1,069,187     68,496      1,137,683
                               ==========   ========     ==========

LIABILITIES
Debt. . . . . . . . . . . . .  $  522,672     66,955  (D)   589,627
Distributions in excess of
  investments in and earnings
  from partnerships . . . . .       6,175      --             6,175
Accrued expenses and other
  liabilities . . . . . . . .      38,069      1,541  (E)    39,610
                               ----------   --------     ----------
    Total Liabilities . . . .     566,916     68,496        635,412
                               ----------   --------     ----------
Mandatorily redeemable
  convertible preferred
  shares. . . . . . . . . . .      93,247      --            93,247
Minority interest . . . . . .      61,718      --            61,718
Total Shareholders' Equity. .     347,306      --           347,306
                               ----------   --------     ----------
    Total Liabilities and
      Shareholders' Equity. .  $1,069,187     68,496      1,137,683
                               ==========   ========     ==========









See accompanying notes to Pro Forma Condensed Consolidated Balance Sheet.

                   AMLI RESIDENTIAL PROPERTIES TRUST

        NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                          September 30, 2003
                              (Unaudited)
                        (Dollars in thousands)



     (A) The Acquisition Community column reflects the purchase of Ohio State Teachers Retirement System's ("OSTRS") 90% partnership interest in AMLI at Danada Farms ("Danada") that the Company did not already own. Danada is a 600 apartment home community located in Wheaton, Illinois. In October 2003, OSTRS assigned all of its interest in the partnership to AMLI for $63,900 less $20,947 and $1,107, representing its 90% share of the first mortgage debt and net other liabilities, respectively, assumed by the Company. AMLI paid cash for the balance of the acquisition price, which was funded from borrowings under its primary line of credit.

     (B) The adjustment reflects the elimination of the Company's investment in Danada upon acquisition of its partner's interest in the Acquisition Community.

     (C) The adjustment represents tenant security deposits and miscellaneous receivables transferred to the Company in conjunction with the acquisition.

     (D) The adjustment represents the balance of the existing first mortgage of $23,275, which bears an interest rate of 7.33%, assumed by the Company in conjunction with the acquisition. The Company has re-valued OSTRS 90% share of the loan based on its current borrowing rate of 4.16% and accordingly increased the cost basis of the Acquisition Community and the debt amount by the premium of $1,915. In addition, the Company borrowed $41,765 from its primary line of credit to
           fund the balance of the acquisition cost.   The aggregate
           maturities of the pro forma debt are as follows:

                2003. . . . . . . . . . . . . . .    $ 23,680
                2004. . . . . . . . . . . . . . .      26,404
                2005. . . . . . . . . . . . . . .      35,021
                2006. . . . . . . . . . . . . . .     244,267
                2007. . . . . . . . . . . . . . .      60,832
                Thereafter. . . . . . . . . . . .     199,423
                                                     --------
                                                     $589,627
                                                     ========

     (E) The amount represents liabilities assumed by the Company for accrued real estate taxes, accrued operating expenses, tenant security deposits and other liabilities for which the Company received credit against the purchase price paid for the Community.

                   AMLI RESIDENTIAL PROPERTIES TRUST

       PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

           FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 AND
                 FOR THE YEAR ENDED DECEMBER 31, 2002

                              (Unaudited)
            (Dollars in thousands - except per share data)



These unaudited Pro Forma Condensed Consolidated Statements of Operations are presented as if the Company acquired the Acquisition Community and the other Communities as of January 1, 2002.

These unaudited Pro Forma Condensed Consolidated Statements of Operations are not necessarily indicative of what the actual results of operations would have been for the nine months ended September 30, 2003 and for the year ended December 31, 2002 assuming the purchase of the Acquisition Community and the other Communities had been consummated at the beginning of each period presented, nor does it purport to represent the future operations of the Company.

                                        AMLI RESIDENTIAL PROPERTIES TRUST

                            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                                                     Nine months ended September 30, 2003 (Unaudited)
                                         ---------------------------------------------------------------------
                                                         Operations of
                                                         Communities
                                                          prior to      Acquisition
                                             Historical  Acquisition     Community   Pro Forma
                                                (A)          (B)            (C)      Adjustments    Pro Forma
                                             ----------  -------------  -----------  -----------    ----------

RENTAL OPERATIONS
Revenue:
  Rental. . . . . . . . . . . . . . . . . .  $   78,819        10,552        4,913                      94,284
  Other . . . . . . . . . . . . . . . . . .       6,038           874          467                       7,379
                                             ----------    ----------   ----------   ----------     ----------
                                                 84,857        11,426        5,380        --           101,663
                                             ----------    ----------   ----------   ----------     ----------
Expenses:
  Rental. . . . . . . . . . . . . . . . . .      37,132         4,994        2,060         (144)(D)     44,042
  Depreciation. . . . . . . . . . . . . . .      18,076         --           --           4,360 (E)     22,436
                                             ----------    ----------   ----------   ----------     ----------
                                                 55,208         4,994        2,060        4,216         66,478
                                             ----------    ----------   ----------   ----------     ----------
                                                 29,649         6,432        3,320       (4,216)        35,185

Income from partnerships (b). . . . . . . .       4,235                                    (933)(F)      3,302
                                             ----------    ----------   ----------   ----------     ----------
Income from rental operations . . . . . . .      33,884         6,432        3,320       (5,149)        38,487
                                             ----------    ----------   ----------   ----------     ----------
OTHER INCOME AND EXPENSES
  Fee income from unconsolidated
    partnerships. . . . . . . . . . . . . .       2,175         --           --           --             2,175
  Other income. . . . . . . . . . . . . . .         577         --           --           --               577
  Interest and amortization of deferred
    financing costs . . . . . . . . . . . .     (19,282)        --           --          (3,070)(G)    (22,352)
                                             ----------    ----------   ----------   ----------     ----------
                                                (16,530)        --           --          (3,070)       (19,600)
                                             ----------    ----------   ----------   ----------     ----------
SERVICE COMPANIES' OPERATIONS
  Total revenue . . . . . . . . . . . . . .      55,338         --           --            (683)(H)     54,655
  Total expenses. . . . . . . . . . . . . .      54,900         --           --            (505)(H)     54,395
                                             ----------    ----------   ----------   ----------     ----------
                                                    438         --           --            (178)           260
                                             ----------    ----------   ----------   ----------     ----------

                                                       27




                                        AMLI RESIDENTIAL PROPERTIES TRUST

                            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS


                                                      Nine months ended September 30, 2003 (Unaudited)
                                         ---------------------------------------------------------------------
                                                         Operations of
                                                         Communities
                                                          prior to      Acquisition
                                             Historical  Acquisition     Community   Pro Forma
                                                (A)          (B)            (C)      Adjustments    Pro Forma
                                             ----------  -------------  -----------  -----------    ----------

General and administrative. . . . . . . . .       4,655         --           --           --             4,655
                                             ----------    ----------   ----------   ----------     ----------
INCOME FROM CONTINUING OPERATIONS BEFORE
  SHARE OF GAINS ON SALES OF PROPERTIES . .      13,137         6,432        3,320       (8,397)        14,492
Share of gain on sale of a partnership's
  community . . . . . . . . . . . . . . . .       1,959         --           --           --             1,959
Impairment of an investment in a partnership     (1,191)        --           --           --            (1,191)
                                             ----------    ----------   ----------   ----------     ----------
INCOME FROM CONTINUING OPERATIONS
 BEFORE MINORITY INTEREST . . . . . . . . .      13,905         6,432        3,320       (8,397)        15,260
  Minority interest . . . . . . . . . . . .       1,334         --           --             231 (I)      1,565
                                             ----------    ----------   ----------   ----------     ----------
NET INCOME. . . . . . . . . . . . . . . . .      12,571         6,432        3,320       (8,628)        13,695

Net income attributable to preferred shares       5,942         --           --           --             5,942
                                             ----------    ----------   ----------   ----------     ----------
NET INCOME ATTRIBUTABLE TO COMMON SHARES. .  $    6,629         6,432        3,320       (8,628)         7,753
                                             ==========    ==========   ==========   ==========     ==========
NET INCOME PER COMMON SHARE
  Basic . . . . . . . . . . . . . . . . . .  $     0.38                                             $     0.45
  Diluted . . . . . . . . . . . . . . . . .  $     0.38                                             $     0.45
                                             ==========                                             ==========

Weighted Average Common Shares - Basic. . .  17,263,803                                             17,263,803
Weighted Average Common Share - Diluted . .  17,382,046                                             17,382,046
                                             ==========                                             ==========








               See accompanying notes to Pro Forma Condensed Consolidated Statement of Operations.

                                                       28

                   AMLI RESIDENTIAL PROPERTIES TRUST

  NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                 Nine Months Ended September 30, 2003
                              (Unaudited)
                        (Dollars in thousands)



     (A) The "Historical" column reflects the historical consolidated statement of operations of AMLI Residential Properties Trust (the "Company" or "AMLI") for the nine months ended
           September 31, 2003.

     (B) These adjustments relate to communities acquired ("Communities") subsequent to December 31, 2002 to include the operations AMLI at Regents Crest ("Regents Crest"), AMLI Creekside, AMLI at Castle Creek, AMLI at Oakhurst and AMLI on Spring Mill for the period from January 1, 2003 through the respective dates of acquisition.

     (C) The "Acquisition Community" column reflects the historical revenue and certain operating expenses of the AMLI at Danada Farms ("Danada"), which was not owned by the Company as of September 30, 2003.

     (D) The pro forma adjustment reflects the reduction in property management fees that will be charged at a reduced rate of 3% of total revenue subsequent to purchase of the Acquisition Community and the Communities based on the Master Property Management Agreement between the Company and AMLI Management Company, a consolidated affiliate of AMLI.

     (E) The pro forma adjustment reflects the depreciation relating to the Acquisition Community and the increased depreciation of the Communities acquired subsequent to December 31, 2002. In-place lease intangible asset related to the acquisition of the communities has been fully depreciated as of December 31, 2002.

     (F) The pro forma adjustment reflects the reduction of the Company's share of income from partnerships as a result of AMLI's acquisition of its partners' entire interest in six partnerships that owned the Communities and the purchase of its partner's interest in the Acquisition Community.

     (G) The pro forma adjustment reflects the net increase in interest expense as a result of mortgages assumed by the Company relating to the acquisition of Danada and Regents Crest and additional borrowings on the Company's primary line of credit to fund the balance of the acquisition costs of the Acquisition Community and the Communities. The pro forma increase in interest expense was offset in part by the reduction of interest on the two mortgages assumed as a result of imputing lower interest rates based on the Company's current borrowing rate.

     (H) The pro forma adjustment reflects the reduction of property management fees and asset management fees earned from the Communities by a consolidated affiliate, and the corresponding elimination of the related costs.

     (I) The pro forma adjustment reflects the minority holders' 17.1% share of the pro forma net income of the Company.

                                        AMLI RESIDENTIAL PROPERTIES TRUST

                            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                                                               Year Ended December 31, 2002
                                         ---------------------------------------------------------------------
                                                         Operations of
                                                         Communities
                                                          prior to      Acquisition
                                             Historical  Acquisition     Community   Pro Forma
                                                (A)          (B)            (C)      Adjustments    Pro Forma
                                             ----------  -------------  -----------  -----------    ----------
RENTAL OPERATIONS
Revenue:
  Rental. . . . . . . . . . . . . . . . . .  $   99,290        22,816        6,801        --           128,907
  Other . . . . . . . . . . . . . . . . . .       6,461         1,737          528        --             8,726
                                             ----------    ----------   ----------   ----------     ----------
                                                105,751        24,553        7,329        --           137,633
                                             ----------    ----------   ----------   ----------     ----------
Expenses:
  Rental. . . . . . . . . . . . . . . . . .      43,146        10,085        2,577         (285)(D)     55,523
  Depreciation. . . . . . . . . . . . . . .      20,523         --           --          12,809 (E)     33,332
                                             ----------    ----------   ----------   ----------     ----------
                                                 63,669        10,085        2,577       12,524         88,855
                                             ----------    ----------   ----------   ----------     ----------
                                                 42,082        14,468        4,752      (12,524)        48,778

Income from partnerships. . . . . . . . . .       7,604         --           --          (1,489)(F)      6,115
                                             ----------    ----------   ----------   ----------     ----------
Income from rental operations . . . . . . .      49,686        14,468        4,752      (14,013)        54,893
                                             ----------    ----------   ----------   ----------     ----------
OTHER INCOME AND EXPENSES
  Interest and share of loss from the
    Service Companies . . . . . . . . . . .         298         --           --            (336)(G)        (38)
  Fee income from unconsolidated
    partnerships. . . . . . . . . . . . . .       3,875         --           --           --             3,875
  Other income. . . . . . . . . . . . . . .         888         --           --           --               888
  Interest and amortization of deferred
    financing costs . . . . . . . . . . . .     (25,207)        --           --          (5,688)(H)    (30,895)
                                             ----------    ----------   ----------   ----------     ----------
                                                (20,146)        --           --          (6,024)       (26,170)
                                             ----------    ----------   ----------   ----------     ----------

General and administrative. . . . . . . . .       5,129         --           --           --             5,129
Provision for loss on land held for
  development or sale . . . . . . . . . . .         550         --           --           --               550
                                             ----------    ----------   ----------   ----------     ----------


                                                       30




                                        AMLI RESIDENTIAL PROPERTIES TRUST

                            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS


                                                                Year ended December 31, 2002
                                        ----------------------------------------------------------------------
                                                         Operations of
                                                         Communities
                                                          prior to      Acquisition
                                             Historical  Acquisition     Community   Pro Forma
                                                (A)          (B)            (C)      Adjustments    Pro Forma
                                             ----------  -------------  -----------  -----------    ----------
INCOME FROM CONTINUING OPERATIONS BEFORE
  SHARE OF GAINS ON SALES OF PROPERTIES . .      23,861        14,468        4,752      (20,037)        23,044
Share of gains on sales of partnerships'
  communities . . . . . . . . . . . . . . .       1,283         --           --           --             1,283
                                             ----------    ----------   ----------   ----------     ----------
INCOME FROM CONTINUING OPERATIONS
 BEFORE MINORITY INTEREST . . . . . . . . .      25,144        14,468        4,752      (20,037)        24,327
  Minority interest . . . . . . . . . . . .       2,926         --           --            (140)(I)      2,786
                                             ----------    ----------   ----------   ----------     ----------
INCOME FROM CONTINUING OPERATIONS . . . . .      22,218        14,468        4,752      (19,897)        21,541
                                             ----------    ----------   ----------   ----------     ----------
INCOME FROM DISCONTINUED OPERATIONS,
  NET OF MINORITY INTEREST
  Income from discontinued operations,
    net of minority interest. . . . . . . .       2,473         --           --           --             2,473
  Gain on sale of discontinued operations,
    net of minority interest. . . . . . . .      15,664         --           --           --            15,664
                                             ----------    ----------   ----------   ----------     ----------
                                                 18,137         --           --           --            18,137
                                             ----------    ----------   ----------   ----------     ----------
NET INCOME. . . . . . . . . . . . . . . . .      40,355        14,468        4,752      (19,897)        39,678
Net income attributable to preferred shares       7,989         --           --           --             7,989
                                             ----------    ----------   ----------   ----------     ----------
NET INCOME ATTRIBUTABLE TO COMMON SHARES. .  $   32,366        14,468        4,752      (19,897)        31,689
                                             ==========    ==========   ==========   ==========     ==========
NET INCOME PER COMMON SHARE
  Basic . . . . . . . . . . . . . . . . . .  $     1.83                                             $     1.79
  Diluted . . . . . . . . . . . . . . . . .  $     1.80                                             $     1.77
                                             ==========                                             ==========

Weighted Average Common Shares - Basic. . .  17,730,995                                             17,730,995
Weighted Average Common Shares - Diluted. .  17,940,355                                             17,940,355
                                             ==========                                             ==========


               See accompanying notes to Pro Forma Condensed Consolidated Statement of Operations.

                                                       31

                   AMLI RESIDENTIAL PROPERTIES TRUST

  NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                     Year Ended December 31, 2002
                              (Unaudited)
                        (Dollars in thousands)



     (A) The "Historical" column reflects the historical consolidated statement of operations of AMLI Residential Properties Trust (the "Company" or "AMLI") for the year ended December 31, 2002.

     (B) These adjustments relate to communities acquired ("Communities") subsequent to December 31, 2001 to include the operations of AMLI at Verandah ("Verandah"), AMLI 7th Street Station and AMLI Upper West Side for the period from January 1, 2002 through the respective dates of acquisition. In addition, the pro forma adjustments include the operations of AMLI at Regents Crest ("Regents Crest"), AMLI Creekside, AMLI at Castle Creek, AMLI at Oakhurst and AMLI on Spring Mill for the year ended December 31, 2002.

     (C) The "Acquisition Community" column reflects the historical revenue and certain operating expenses of the AMLI at Danada Farms ("Danada") for the year ended December 31, 2002, which was not owned by the Company during 2002.

     (D) The pro forma adjustment reflects the reduction in property management fees that will be charged at a reduced rate of 3% of total revenue subsequent to the purchase of the Acquisition Community and the Communities based on the Master Property Management Agreement between the Company and AMLI Management Company, an unconsolidated affiliate of AMLI.

     (E) The pro forma adjustment reflects the depreciation relating to the Acquisition Community and the increased depreciation relating to the Communities acquired subsequent to December 31, 2001 and 2002, and also includes $6,490 of depreciation of cost allocated to the value of existing leases on the dates of acquisitions. As of December 31, 2002 this allocated cost has been fully depreciated.

     (F) The pro forma reflects the reduction of the Company's share of income from partnerships as a result of AMLI's acquisition of its partners' entire interest in six partnerships that owned the Communities and its partner's entire interest in the Acquisition Community.

     (G) The pro forma adjustment reflects the reduction of property management fees and asset management fees earned from the Communities by an unconsolidated affiliate.

     (H) The pro forma adjustment reflects the net increase in interest expense as a result of mortgages assumed by the Company relating to the acquisition of Danada and Regents Crest and additional borrowings on the Company's primary line of credit to fund the balance of the acquisition costs of the Acquisition Community and the Communities. The pro forma increase in interest expense was offset in part by the reduction of interest on the two mortgages assumed as a result of imputing lower interest rates based on the Company's current borrowing rate.

     (I) The pro forma adjustment reflects the minority holders' 17.1% share of pro forma net income of the Company.

                             RISK FACTORS

        Before making an investment in our common shares, you should carefully consider the following Risk Factors. In that case, the trading price of our securities could fall, and you may lose all or part of the money you paid to buy our securities.

     WE MAY NOT BE ABLE TO MAINTAIN OUR SHAREHOLDER DISTRIBUTIONS AT THEIR CURRENT LEVEL.

     We base the level of our cash distributions to shareholders on numerous assumptions and projections that we make regarding our future performance, any of which may prove to be incorrect, and our own decisions to reinvest rather than distribute available cash. Our assumptions and projections relate, among other things, to:

     .     property occupancy;

     . the amount of future capital expenditures and expenses relating to our communities;

     . the level of leasing activity and future rental rates at our communities;

     . the strength of the real estate market in the areas in which we own communities; and

     .     competition in the markets in which we own communities.

     While we expect to maintain or increase our current level of distributions over time, we cannot guarantee that we will be able to do so.

     WE WOULD INCUR ADVERSE TAX CONSEQUENCES IF WE FAIL TO QUALIFY AS A
REIT.

     If we fail to qualify as a REIT we will incur substantial additional tax liabilities. We intend to operate so as to qualify as a REIT for federal income tax purposes, but we do not intend to request a ruling from the Internal Revenue Service that we do in fact qualify as a REIT. We have received an opinion from our legal counsel that we are organized in conformity with the requirements for qualification as a REIT beginning with our taxable year ended December 31, 1994 and that our actual and proposed method of operation that we have described to our counsel will enable us to continue to satisfy the requirements for REIT qualification. Our counsel's opinion, however, is not binding on the Internal Revenue Service and is based on our representations as to factual matters and on our counsel's review and analysis of existing law, which includes no controlling precedent.

     If we were to fail to qualify as a REIT for any taxable year, we would not be permitted to deduct the amount we distribute to shareholders from our taxable income and we would be subject to federal income tax, including any alternative minimum tax, on our taxable income at regular corporate tax rates. Any such corporate tax liability could be substantial and would reduce the amount of cash available for distribution to our shareholders, which in turn could have an adverse impact on the value of, and trading prices for, our shares. Unless entitled to relief under certain provisions of the Internal Revenue Code of 1986, as amended, we also would be disqualified from treatment as a REIT for the four taxable years following the year during which our REIT qualification was lost. Our board of trustees is authorized to revoke our REIT election at any time in response to future economic, market, legal, tax or other considerations.

     WE MAY NEED TO BORROW FUNDS TO MEET OUR REIT MINIMUM DISTRIBUTION REQUIREMENTS.

     To qualify as a REIT, we are generally required to distribute at least 90% of our annual net taxable income, excluding any net capital gain, to our shareholders. In addition, if we fail to distribute during each calendar year at least the sum of (a) 85% of our ordinary income for such year, (b) 95% of our capital gain net income for such year, and (c) any of our undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of the required distribution over the sum of
(i) the amounts actually distributed, plus (ii) retained amounts on which corporate level tax is paid by us.

     We derive our income primarily from our share of AMLI, L.P.'s income and the cash available for distribution to our shareholders comes primarily from cash distributions from AMLI, L.P. We may have to borrow funds to meet the distribution of taxable income test described above and thereby avoid being required to pay the non-deductible excise tax referred to above. This is due to differences in timing between when we actually receive cash income and pay deductible expenses and when the income and expenses are included in our taxable income.

     DIVIDENDS PAYABLE BY REITS DO NOT QUALIFY FOR THE REDUCED TAX RATES UNDER RECENTLY ENACTED TAX LEGISLATION.

     Recently enacted tax legislation generally reduces the maximum tax rate for dividends payable by individuals to 15% through 2008. Dividends payable by REITs, however, generally continue to be taxed at the normal rate applicable to the individual recipient, rather than the preferential rates applicable to other dividends. Although this legislation does not adversely affect the taxation of REITs or dividends paid by REITs, the more favorable rates applicable to regular corporate dividends could cause investors who are individuals to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the shares of REITs, including our common shares.

     WE CAN CHANGE OUR FINANCING, INVESTMENT, DISTRIBUTION AND OTHER BUSINESS POLICIES WITHOUT YOUR APPROVAL.

     Our board of trustees establishes our financing, investment, distribution and other business policies based on management's recommendations and our board of trustees' evaluation of business and general economic conditions and other relevant factors. Our board of trustees may change these policies without your consent.

     OUR BUSINESS CONSISTS PRIMARILY OF ACQUIRING, DEVELOPING AND
OPERATING REAL ESTATE AND IS THEREFORE SUBJECT TO REAL ESTATE INVESTMENT AND OPERATING RISKS.

     Real property investments are subject to varying degrees of risk. Several factors may adversely affect the economic performance and value of our properties. These factors include changes in the national, regional and local economic climate, local conditions such as an oversupply of properties or a reduction in demand for our properties, the attractiveness of our properties to residents, competition from other available property owners and changes in market rental rates. Our performance depends on our ability to collect rent from residents and to pay for adequate maintenance, insurance and other operating costs, including real estate taxes, which could increase over time. Also, the expenses of owning and operating a property are not necessarily reduced when circumstances such as market factors and competition cause a reduction in income from the property.

     Resident defaults may reduce our income and cash flow. If a significant number of residents fail to meet their lease obligations, our revenues and cash flow will decrease and we may be unable to make expected distributions to our shareholders. Defaulting residents may seek bankruptcy protection, which could result in payment delays or in the rejection and termination of the residents' leases. This would reduce our income, cash flow and amounts available to distribute to our shareholders.

     THE GEOGRAPHIC CONCENTRATION OF OUR RESIDENTIAL COMMUNITIES AND FLUCTUATIONS IN LOCAL MARKETS MAY ADVERSELY IMPACT OUR FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS.

     We derived significant amounts of rental revenues for the year ended December 31, 2002 and the six months ended June 30, 2003 from communities concentrated in Atlanta, Georgia and Dallas, Texas. As a result of this geographic concentration, if a local community market performs poorly, the income from the communities in that market could decrease. The performance of the economy in each of these areas affects occupancy, market rental rates and expenses and, consequently impacts the income generated from the communities and their underlying values. Economic downturns in the local markets in which we own communities could have a negative impact on our financial condition and results form operations.

     WE MAY BE ADVERSELY AFFECTED BY INCREASES IN REAL ESTATE OPERATING
COSTS.

     If our properties do not generate revenues sufficient to meet our operating expenses, including debt service and other capital expenditures, we may have to borrow additional amounts to cover our fixed costs, and our cash flow and ability to make distributions to shareholders may be adversely affected.

     Residential communities are subject to increases in operating expenses such as maintenance, insurance and administrative costs, and other general costs associated with security, landscaping, repairs and maintenance. If operating expenses increase, competition in the local rental market may limit the extent to which rents may be increased to meet increased expenses without decreasing occupancy rates.

     WE ARE SUBJECT TO REAL ESTATE FINANCING RISKS.

     Potential adverse effects of the costs of and possible difficulties in obtaining debt financing may adversely affect our cash flows and distributions to shareholders. As a result of, among other things, the annual income distribution requirements applicable to REITs under the Internal Revenue Code, we rely to a significant extent on borrowings to fund acquisitions, capital expenditures and other items and expect to continue to do so. We are therefore subject to real estate and general financing risks, including changes from period to period in the availability of financing, the risk that our cash flow may not cover both required debt service payments and distributions to our shareholders, and the risk that we will not be able to refinance existing indebtedness or that the refinancing terms will be unfavorable. If we do not make mortgage payments, the community or communities subject to the mortgage indebtedness could be foreclosed upon by or transferred to the lender.

     RISING INTEREST RATES WILL GENERALLY INCREASE OUR BORROWING COSTS.

     We have a bank credit facility that permits us to borrow up to $200 million for community acquisitions and other purposes that provides for interest at variable rates, and we may incur additional variable rate indebtedness in the future. Variable-rate debt creates higher debt service requirements if market interest rates increase, which would adversely affect our cash flow and the amounts available to distribute to our shareholders.

     WE MAY ENCOUNTER SIGNIFICANT DELAYS IN RENEWING LEASES OR RE-LETTING VACANT APARTMENT HOMES AND RESULTING LOSSES OF INCOME.

     When leases of apartment homes in our communities expire, the leases may not be renewed, the related apartment home may not be re-let promptly or the terms of renewal or re-letting, may be less favorable than the terms of the expiring leases. If we are unable to promptly renew the leases or re-let the units or if the rental rates upon renewal or re-letting are significantly lower than expected rates, then our results of operations and financial condition would be adversely affected. Consequently, our cash flow and ability to make distributions to shareholders would be reduced.

     WE MAY NOT BE ABLE TO MEET OUR TARGETED LEVELS OF LEASING ACTIVITY, ACQUISITIONS AND DEVELOPMENT DUE TO THE HIGHLY COMPETITIVE NATURE OF THE RESIDENTIAL COMMUNITY MARKETS.

     Numerous residential communities compete with our communities in attracting residents to lease apartment homes and additional communities can be expected to be built in the markets in which our communities are located. The number and quality of competitive communities in a particular area will have a material effect on our ability to lease apartment homes at our existing communities or at newly acquired communities and on the rents charged.

     OUR ESTIMATES OF CURRENT AND FUTURE BUSINESS CONDITIONS MAY BE
INACCURATE.

     In formulating our annual business plans, we make estimates of turnover re-letting costs that take into consideration our views of both current and expected future business conditions in our markets. Our estimates may prove to be inaccurate. If we are unable promptly to re-let or renew the leases for all or a substantial portion of our apartment homes, if the rental rates upon the renewal or re-letting are significantly lower than expected rates or if our cost estimates prove inadequate, then our cash flow and ability to make expected distributions to shareholders may be adversely affected.

     WE MAY INCUR SIGNIFICANT ENVIRONMENTAL REMEDIATION COSTS OR
LIABILITIES.

     As an owner and operator of real properties, we are subject to various federal, state and local environmental laws, ordinances and regulations that impose liability on current and previous owners and operators of real property for the costs of removal or remediation of hazardous or toxic substances on, under or in the property. Some of these laws impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. Persons who arrange for the disposal or treatment of hazardous or toxic substances may also be liable for the costs of removal or remediation of hazardous substances at the disposal or treatment facility, whether or not the facility is or ever was owned or operated by the person. In addition, the presence of hazardous or toxic substances, or the failure to remediate the property properly, may adversely affect the owner's ability to borrow using the real property as collateral.

     Environmental laws and common law principles could be used to impose liability for release into the air of, and exposure to, hazardous substances, including asbestos-containing materials, and third parties may seek recovery from owners or operators of real properties for personal injury or property damage associated with exposure to the released hazardous substances. As an owner of real properties, we could be liable for these types of costs.

     Over the past few years, there have been an increasing number of lawsuits against owners and managers of properties other than us alleging personal injury and property damage caused by the presence of mold in residential real estate. Some of these lawsuits have resulted in substantial monetary damages or settlements. Insurance carriers have reacted to these liability awards by excluding mold related claims from standard policies and pricing mold endorsements at prohibitively high rates.

     We cannot be assured that any prior owner of any of our properties did not create a material environmental condition not known to us, or that a material environmental condition does not otherwise exist as to any one or more of our properties.

     WE MAY BE ADVERSELY AFFECTED BY CHANGES IN LAWS.

     Our communities are subject to various federal, state and local regulatory requirements, including state and local fire and life-safety requirements. Failure to comply with these requirements could result in the imposition of fines by governmental authorities or awards of damages to private litigants. We believe that our communities are in material compliance with all current regulatory requirements. However, new requirements may be imposed that would require us to make significant unanticipated expenditures and that could have an adverse effect on our cash flow and ability to make expected distributions to our shareholders.


     INSURANCE COVERAGE IS BECOMING MORE EXPENSIVE AND MORE DIFFICULT TO
OBTAIN.

     The current insurance market is characterized by rising premium rates, increased deductibles, and more restrictive coverage language. Recent developments have resulted or are expected to result in significant increases in our insurance premiums and have made or are expected to make it more difficult to obtain certain types of insurance. Insurance policy coverage continues to narrow. Furthermore, we may not be able to purchase policies in the future with deductibles similar to those previously available to us. Continued deterioration in insurance marketplace conditions may have a negative impact on our operating results.

     WE COULD BE ADVERSELY AFFECTED IF HAZARD LOSSES ON OUR COMMUNITIES EXCEED THE AMOUNT OF OUR INSURANCE COVERAGE OR ARE NOT COVERED BY
INSURANCE.

     We carry commercial general liability insurance, standard "all-risk" property insurance, flood and rental loss insurance with respect to our properties with policy terms and conditions customarily carried for similar communities. We believe that our current insurance coverage is adequate. However, our insurance is subject to normal limitations on the amounts of coverage and some types of losses may be uninsurable or may only be insurable at a cost that we believe outweighs the value of obtaining insurance. Should an uninsured loss or a loss in excess of the amount of our insurance coverage occur, we could lose the capital invested in a property, as well as the anticipated future revenue from that community, and we would continue to be obligated on any mortgage indebtedness or other obligations related to the community.

     WE ARE SUBJECT TO LAWS BENEFITING DISABLED PERSONS, WHICH MAY RESULT IN OUR INCURRING UNANTICIPATED EXPENSES.

     Our apartment communities must comply with Title III of the Americans with Disabilities Act, or the ADA, to the extent that the apartment communities are or contain public accommodations and/or commercial facilities as defined by the ADA. The ADA does not consider apartment communities to be public accommodations or commercial facilities, except for portions of the facilities which are open to the public, such as the leasing office. Noncompliance could result in the imposition of fines or an award of damages to private litigants. We believe our apartment communities comply with the present requirements under the Americans with Disabilities Act and applicable state laws. However, we cannot assure you that we will not incur unanticipated expenses to comply with the ADA.

     EQUITY REAL ESTATE INVESTMENTS ARE RELATIVELY ILLIQUID WHICH COULD ADVERSELY AFFECT OUR BUSINESS.

     The relative illiquidity of our real estate investments may limit our ability to adjust our community portfolio to respond to market changes. In addition, the Internal Revenue Code limits a REIT's ability to sell certain types of communities held for fewer than four years, which may affect our ability to sell communities without adversely affecting returns to common shareholders. These factors will tend to limit our ability to vary our portfolio promptly in response to changes in market or general economic or other conditions.

     NEW ACQUISITIONS OR DEVELOPMENTS MAY FAIL TO PERFORM AS EXPECTED AND COMPETITION FOR ACQUISITIONS MAY RESULT IN INCREASED PRICES FOR
COMMUNITIES.

     We intend to continue to selectively acquire and develop new communities. Newly acquired or developed communities may fail to perform as expected. We may underestimate the costs necessary to bring an acquired community up to standards established for its intended market position or to develop a community. Additionally, we expect that other major real estate investors and significant capital will compete with us for attractive investment opportunities or may also develop communities in markets where we focus our development efforts. This competition may increase prices for communities. We may not be in a position or have the opportunity in the future to make suitable community acquisitions on favorable terms.

     WE MAY SUFFER LOSSES FROM OUR DEVELOPMENT AND CONSTRUCTION
ACTIVITIES.

     We intend to grow through the selective development and construction of communities, including build-to-suit communities and speculative development, as suitable opportunities arise. The risks associated with real estate development and construction activities include the following:

     . we may find it necessary to abandon development project activities after expending significant resources to determine their feasibility;

     . the construction cost of a project may exceed original estimates;

     . occupancy rates and rents at a newly completed community may not be sufficient to make the community profitable;

     . financing may not be available on favorable terms for development of a community;

     . the construction and lease up of a community may not be completed on schedule, resulting in increased debt service and construction costs; and

     . we may fail to obtain, or may experience delays in obtaining, necessary zoning, land-use, building occupancy and other required governmental permits and authorizations.

     These risks may reduce the funds available for distribution to our shareholders. Further, the development of communities is also subject to the general risks associated with real estate investments.

     PROVISIONS OF OUR DECLARATION OF TRUST AND BYLAWS, AND OUR
SHAREHOLDER RIGHTS PLAN, MAY DISCOURAGE ACQUISITION PROPOSALS AND ATTEMPTS TO CHANGE OUR BOARD OF TRUSTEES.

     Our Declaration of Trust generally prohibits any person from owning more than 5% of our outstanding shares. To remain qualified as a real estate investment trust, or REIT, for federal income tax purposes under the federal Internal Revenue Code, five or fewer persons cannot own or be deemed to own more than 50% in value of our outstanding shares at any time during the last half of any taxable year, other than our first taxable year. To preserve our qualification as a REIT, our Declaration of Trust provides that, subject to specified exceptions, no person may own more than 5% in number or value of our issued and outstanding shares of beneficial interest. Our board of trustees has the power to exempt a proposed transferee from this ownership limit based on an Internal Revenue Service ruling, an opinion of counsel or other satisfactory evidence that the proposed ownership of common shares by the transferee would not result in the termination of our REIT status. If the proposed transfer would violate the ownership limit, the transfer will be void. This ownership limit may delay, defer or prevent a transaction or a change in control which could involve an offer for your shares that is above the then prevailing market price or that you may for other reasons consider to be in your best interest.

     STAGGERED ELECTIONS OF TRUSTEES LENGTHEN THE TIME NEEDED TO ELECT A MAJORITY OF OUR BOARD OF TRUSTEES WHICH COULD DISCOURAGE OR PREVENT A CHANGE OF CONTROL.

     Our board of trustees is divided into three classes, with only one class being elected each year. These staggered terms may lengthen to two years the time needed to change a majority of the members of our board of trustees and may thereby delay or prevent an acquisition of control of AMLI.

     OUR DUTIES TO OUR SHAREHOLDERS MAY CONFLICT WITH OUR DUTIES TO THE PARTNERS OF AMLI, L.P.

     As the general partner of AMLI, L.P., we owe fiduciary duties to AMLI, L.P.'s limited partners. Discharging these fiduciary duties could conflict with our shareholders' interests. Pursuant to AMLI, L.P.'s limited partnership agreement, the limited partners have acknowledged that we are acting both on behalf of our shareholders and, in our capacity as general partner of AMLI, L.P., on behalf of the limited partners. The limited partners have further agreed in the partnership agreement that we are under no obligation to consider the separate interests of the limited partners in deciding whether to cause AMLI, L.P. to take, or to decline to take, any actions.

     INCREASES IN MARKET INTEREST RATES MAY ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON SHARES.

     One of the factors that influence the market price of our common shares is the annual rate of distributions that we pay on the common shares, as compared with market interest rates. An increase in market interest rates may lead purchasers of REIT shares to demand higher annual distribution rates, which could adversely affect the market price of the common shares unless we are able to increase our distributions on outstanding common shares and elect to do so.

     SHARES THAT BECOME AVAILABLE FOR FUTURE SALE MAY ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON SHARES.

     Substantial sales of common shares, or the perception that substantial sales of common shares may occur, could adversely affect the prevailing market prices of the common shares. Following this offering, we will have 19,033,140 outstanding common shares. In addition, we may acquire additional properties in exchange for units of limited partnership interest in AMLI, L.P. that will be exchangeable for our common shares unless we exercise our right to purchase the units for cash instead of issuing our common shares. We are not able to assess the extent to which perceptions of possible future sales of any of the above described common shares have affected the prevailing market prices of the common shares to date or may do so from time to time in the future.

     WE DEPEND ON OUR KEY PERSONNEL.

     Our success depends on our ability to attract and retain the services of executive officers, senior officers and company managers. There is substantial competition for qualified personnel in the real estate industry and the loss of several of our key personnel could have an adverse effect on us.

                             EXHIBIT INDEX



EXHIBIT
NUMBER     DESCRIPTION
-------    -----------

10.1 Assignment and Assumption of Membership Interests between ERI Regents Crest, Inc., a Delaware corporation ("Assignor") and AMLI Residential Properties, LLC, a Delaware limited liability company ("Assignee") to assign the Assignor's 75% of the membership interests in AMLI Regents Crest to the Assignee.

10.2 Assignment and Assumption of Membership Interests between ERI Creekside, Inc., a Delaware corporation ("Assignor") and AMLI Residential Properties, LLC, a Delaware limited liability company ("Assignee") to assign the Assignor's 75% of the membership interests in AMLI Creekside to the Assignee.

10.3 Assignment and Assumption of Membership Interests between ERI Castle Creek, Inc., a Delaware corporation ("Assignor") and AMLI Residential Properties, LLC, a Delaware limited liability company ("Assignee") to assign the Assignor's 60% of the membership interests in AMLI Castle Creek to the Assignee.

10.4 Assignment and Assumption of Membership Interests between The Prudential Insurance Company of America, a New Jersey corporation ("Assignor") and AMLI Residential Properties, L.P., a Delaware limited partnership ("Assignee") to assign the Assignor's 75% of the membership interests in AMLI at Oakhursts, LLC to the Assignee.

10.5 Assignment and Assumption of Membership Interests between The Prudential Insurance Company of America, a New Jersey corporation ("Assignor") and AMLI Residential Properties, L.P., a Delaware limited partnership ("Assignee") to assign the Assignor's 80% of the membership interests in AMLI on Spring Mill LLC to the Assignee.

10.6 Assignment and Assumption of Membership Interests between OTR, an Ohio general partnership acting as duly authorized nominee on behalf of the State Teachers Retirement Board of Ohio ("Assignor") and AMLI Residential Properties, L.P., a Delaware limited partnership ("Assignee") to assign the Assignor's 90% of the membership interests in AMLI at Danada L.L.C. to the Assignee.

23.1       Independent Auditors' Consent